Cougar Global Investments	Code of Ethics and Conduct

Policy & Procedures:

Code of Ethics and Conduct

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Cougar Global Investments	Code of Ethics and Conduct

TABLE OF CONTENTS

1	PURPOSE AND DEFINITIONS		4
	1.1	PURPOSE	4
	1.2	OBJECTIVE	4
	1.3	RESPONSIBILITIES	4
	1.4	STANDARD OF CARE	4
	1.5	COMPLIANCE	5
	1.6	ADMINISTRATION	5
	1.7	DEFINITIONS	5
2	CONFLICTS OF INTEREST		10
	2.1	PERSONAL CONFLICTS OF INTEREST	10
	2.2	CONFLICTS OF INTEREST AT THE PRODUCT LEVEL	11
	2.3	DISCLOSURE	11
3	PRODUCT LEVEL ACCESS		12
	3.1	ACCESS PERSON	12
	3.2	PERSONAL TRADING	12
	3.3	BLACKOUT PERIOD	12
	3.4	REPORTING REQUIREMENTS	13
4	ENFORCEMENT AND SANCTIONS		14
5	REVIEW AND ADMINISTRATION		14
	5.1	ANNUAL REVIEW	14
	5.2	CODE ADMINISTRATION	15
	5.3	CODE AMENDMENTS AND MODIFICATIONS	15
6	SUB-ADVISORS		15
7	MEDIA AND PUBLIC STATEMENTS		16

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8	CONFIDENTIALITY	16
SCHEDULE “A” – ACKNOWLEDGMENT BY EMPLOYEE OF RECEIPT OF COUGAR GLOBAL CODE OF ETHICS AND CONDUCT		17
SCHEDULE “A” – ACKNOWLEDGMENT BY EMPLOYEE OF RECEIPT OF COUGAR GLOBAL CODE OF ETHICS AND CONDUCT – FOR PRINT		18
SCHEDULE “B” – COMPLIANCE STAFF		19
SCHEDULE “C” – SUB-ADVISORS’ ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM		20
SCHEDULE “D” – QUARTERLY PERSONAL TRADING REPORT		21
SCHEDULE “E” – ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT OF CODE OF ETHICS		22
SCHEDULE “F” – REPORT OF INITIAL DISCLOSURE OF SERVICE ON CORPORATE BOARDS		23
SCHEDULE “G” – REPORT OF INITIAL DISCLOSURE OF SERVICE ON NON-PROFIT BOARDS		24

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Cougar Global Investments	Code of Ethics and Conduct

1	PURPOSE AND DEFINITIONS

1.1	PURPOSE

This Code of Ethics and Conduct (“the Code”) establishes rules of conduct for employees, officers and directors of Cougar Global Investments (collectively “Cougar Global”).  The Code is a companion policy to Cougar Global’s Trading Policy and Procedures (“the Trading Policy”).  The Code governs conduct with respect to investment products and other accounts managed by Cougar Global (“Investment Products”), while the Trading Policy addresses trading activities conducted on behalf of the Investment Products managed by Cougar Global.

Personal Trading compliance is the responsibility of Cougar Global and Cougar Global’s Chief Compliance Officer is the individual responsible for Personal Trading Compliance. In addition, Cougar Global’s Chief Compliance Officer is the individual designated with meeting the requirements under Ontario securities law, and is also the individual designated as the firm’s ‘Compliance Officer’ for the purpose of compliance with requirements under the securities laws of Provinces other than Ontario.

1.2	OBJECTIVE

The objective of the Code is to ensure fair treatment of investors in products managed by Cougar Global in that, at all times, the interests of Cougar Global’s clients and the investors in the Investment Products managed by Cougar Global be placed above personal interests through the application of the highest standards of integrity and ethical business conduct by the employees, officers and directors of Cougar Global.

1.3	RESPONSIBILITIES

(a)              Employees, officers and directors of Cougar Global must not take unfair advantage of their position, knowledge or relationship with the products managed by Cougar Global, or engage in any conduct which is not in the best interests of the products managed by Cougar Global. Personal trading compliance is undertaken by Cougar Global itself.

(b)              In addition, if you are an “Access Person” (defined in Section 1.7 of the Code), special rules regarding personal trading activities as described in Section 3 apply. Trading transactions by Cougar Global for its products always have priority over personal trading transactions.

1.4	STANDARD OF CARE

All employees, officers and directors of Cougar Global have a duty to Cougar Global’s investors to act honestly, in good faith and in their best interests and to exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances.  This standard of care extends to each area of Cougar Global’s business operations.

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1.5	COMPLIANCE

All employees, officers and directors of Cougar Global are required to comply with all laws applicable to Cougar Global’s business operations, including securities laws and regulations and other legal obligations concerning the provision of investment advisory services, insider trading and reporting of insider transactions.  You have a duty to know, understand and comply with any of those laws, which apply to your employment duties and responsibilities.  You should be aware that your legal obligations may be more extensive than your obligations to Cougar Global and products managed by Cougar Global under the Code. If you are uncertain about these requirements, contact the Compliance Officer for guidance.

1.6	ADMINISTRATION

The Compliance Officer and the Compliance Analyst administer compliance within the Code.  The name and telephone number of the Compliance Analyst appears in Schedule “B” to the Code.  Where required or appropriate, the President of Cougar Global may handle specific issues.

1.7	DEFINITIONS

An “Access Person” has, or is able to obtain, access to non-public information concerning the portfolio holdings, the trading activities or the ongoing investment programs of products managed by Cougar Global.

A person may be an Access Person in relation to specific types of information at Cougar Global whilst simultaneously not being an Access Person in relation to other information at Cougar Global. Access Persons are defined as follows:

a)	Access Persons for Cougar Global are persons with access to investment information relating to portfolios managed by investment managers directly employed by Cougar Global.

An “access person-related account” refers to an account for any of the following persons:

a)	the employee;

b)	the employee’s spouse;

c)	the employee’s minor child or children;

d)	any other relative of the employee or employee’s spouse, sharing the same home as the employee;

e)	any other person whose account is managed, controlled or influenced by or through the employee, or to whom the employee gives advice with regard to the acquisition or disposition of securities; examples of such accounts are accounts where the employee is acting as trustee, executor, pledgee, agent or in any similar capacity; and

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f)	any other account in which the employee has a beneficial ownership interest; such beneficial interest (unless otherwise exempted) may arise where an employee has a beneficial interest in securities under a trust, will, partnership or other arrangement, or through a closely held corporation or investment club.

A person shall not be deemed to be an Access Person solely by reason of:

a)	normally assisting in the preparation of public reports but not receiving information about current recommendations or trading; or

b)	in a single instance or inadvertently and infrequently obtaining knowledge of current recommendations or trading activities.

If you are an Access Person, the restrictions apply to:

a)	accounts registered in your name;

b)	accounts for which you are able to, directly or indirectly, exercise investment or voting control; and

c)	accounts in which you have a “beneficial interest”.

A person is deemed to have “beneficial interest” in an account if the person is in a position to receive benefits comparable to ownership benefits (through family relationship, understanding, agreement or by other arrangements), or has the ability to gain ownership, either immediately or at some future time.

You are considered to have a beneficial interest in accounts:

a)	registered in your name;

b)	held by your spouse or other family members living in the same household;

c)	held by a corporation, partnership or other entity in which you participate in the investment or voting decisions;

d)	held in trust for you or those listed above, unless

i.	the trustee is someone other than your spouse or other family members living in the same household; and

ii.	you are not able to, directly or indirectly, exercise investment or voting control over the accounts; and

e)	held by an investment club, of which you or those listed above participate in the investment or voting decisions.

The above examples are not exhaustive of all situations in which a beneficial interest can exist. If you are uncertain about whether a beneficial interest exists, or wish to obtain an exemption for a specific account, contact the Compliance Officer.

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“Exchange Traded Fund” is defined as a security representing a share ownership in a trust that holds other securities, usually those represented in an independently constructed and widely-recognised security market index.

“Exempt Securities” are securities for which trading by Access Persons will generally not affect the price of the securities or limit their availability to products managed by Cougar Global.  Examples of exempt securities include:

a)	Exchange traded funds, open-end mutual funds, pooled trust funds, guaranteed investment certificates, certificates of deposit, and other deposits with financial institutions;

b)	securities issued or guaranteed by federal, provincial, or municipal governments in Canada;

c)	short-term debt securities maturing in less than 91 days from their date of issue;

d)	purchases that are part of an automatic dividend reinvestment plan;

e)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

f)	securities of Cougar Global, in which products managed by Cougar Global are prohibited from investing.

“insider” means:

a)	every director or senior officer of a reporting issuer;

b)	every director or senior officer of a company that is itself an insider or subsidiary of a reporting issuer;

c)	any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the reporting issuer for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; and

d)	a reporting issuer where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

“material change” means a change in the business, operations or capital of the issuer that would reasonably be expected to have a significant effect on the market price or value for the securities of the issuer and includes a decision to implement such change made by the Board or by the senior management of the issuer who believe that confirmation of the decision by the Board is probable.

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“material fact” where used in relation to securities issued or proposed to be issued means a fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the securities.

“material non-public information” means knowledge of any material change or a material fact relating to a security that has not been generally disclosed to the public. Examples of material non-public information could include:

a)	an actual or proposed change in the control of the issuer;

b)	a change in dividend policy;

c)	a significant change in earnings or anticipated earnings;

d)	a merger or acquisition; and

e)	any other information which has not been generally disclosed to the public which would be likely to materially affect the price of the issuer’s shares.

Material non-public information also includes trading and research information relating to all products managed by Cougar Global.

The term “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, brother-in-law, or sister-in-law, as well as adoptive relationships and common law spouse.

The term “derivative security” is generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities, with a value derived from the value of an equity security.

A person who is a shareholder of a corporation or similar entity is deemed not to have a beneficial interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity’s portfolio.

The term “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

“person or company in a special relationship with an issuer” means:

a)	a person or company that is an insider, affiliate or associate of,

i.	the issuer,

ii.	a person or company that is proposing to make a take-over bid for the securities of the issuer, or

iii.	a person or company that is proposing to become a party to a reorganization,

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amalgamation, merger or arrangement or similar business combination with the reporting issuer or to acquire a substantial portion of its property;

b)	a person or company that is engaging in or proposes to engage in any business or professional activity with or on behalf of the issuer or with or on behalf of a person or company described in (a)(ii) or (iii) above;

c)	a person who is a director, officer or employee of the issuer or of a person or company described in (a)(ii) or (iii) or (b) above;

d)	a person or company that learns of a material fact or material change with respect to the issuer while the person or company was a person or company described in (a),
(b) or (c) above; or

e)	a person or company that learns of a material fact or material change with respect to the issuer from any other person or company described in this section, including a person or company described in this clause, and knows or ought reasonably to have known that the other person or company is a person or company in such a relationship.

“Reporting Issuer” is defined as an issuer,

a)	that has issued voting securities on or after the 1st day of May, 1967 in respect of which a prospectus was filed and a receipt therefore obtained under a predecessor of the Securities Act (Ontario) (the “Act”) or in respect of which a securities exchange take-over bid circular was filed under a predecessor of the Act,

b)	that has filed a prospectus and has obtained a receipt for it under the Act,

c)	that has filed a securities exchange take-over bid circular under the Act before December 14, 1999,

d)	any of whose securities have been at any time since the 15th day of September, 1979 listed and posted for trading on any stock exchange in Ontario recognized by the Ontario Securities Commission, regardless of when such listing and posting for trading commenced,

e)	to which the Business Corporations Act (Ontario) applies and which, for the purposes of that Act, is offering its securities to the public,

f)	that is the company whose existence continues following the exchange of securities of a company by or for the account of such company with another company or the holders of the securities of that other company in connection with,

i.	a statutory amalgamation or arrangement, or

ii.	a statutory procedure under which one company takes title to the assets of the other company that in turn loses its existence by operation of law, or under which the existing companies merge into a new company, where one of the amalgamating or merged companies or the continuing company has been a

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reporting issuer for at least twelve months;

g)	that the Ontario Securities Commission has deemed to be a reporting issuer under section 83.1 of the Securities Act (Ontario); or

h)	that is a reporting issuer or is deemed to be a reporting issuer under the securities legislation or regulation of any province or territory of Canada other than Ontario.

“securities” include any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, other derivative products managed by Cougar Global, interests in privately placed offerings and limited partnerships.

“Sub-advisor” means each company providing advisory services to the products under Cougar Global’s management.

2	CONFLICTS OF INTEREST

When faced with a conflict with respect to services provided to a product managed by Cougar Global or to an investor in a product managed by Cougar Global, Cougar Global will exercise the business judgement of responsible persons, uninfluenced by considerations other than the best interests of clients, product managed by Cougar Global and the investors in the products managed by Cougar Global.

2.1	PERSONAL CONFLICTS OF INTEREST

a)
Employees, officers and directors must avoid any situation in which their personal interests conflict or appear to conflict with their duties at Cougar Global. Conflicts of interest may arise in a number of ways and include the following categories:

	i.	a personal interest in a proposed business transaction involving Cougar Global or in a business activity also conducted by Cougar Global;

	ii.	a proposed directorship in a public company;

	iii.	a proposed directorship in a private company, a mutual corporation or a not- for-profit corporation;

	iv.	shareholdings in excess of 5% in any public company in which Cougar Global or products managed by Cougar Global own securities;

	v.	use of Cougar Global’s name in connection with outside political, charitable or other business activities;

	vi.	an interest in the business of a supplier, contractor, customer, competitor or other company in which Cougar Global has an investment;

vii.
borrowing from clients, or from providers of goods or services with whom Cougar Global deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special  treatment; and

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viii.	acceptance of gifts or other personal benefits from persons who deal with Cougar Global.

It is not acceptable for Access Persons to serve as directors of public companies that are reporting issuers. If you wish to serve as a director of a privately held-for- profit company or mutual corporation, then you must obtain prior written approval from the Compliance Officer.  You may serve on the board of directors of entities such as schools, churches, mosques, synagogues, industry organizations or similar not-for-profit boards.  However, you should obtain prior written approval from the Compliance Officer before accepting directorship appointments to the boards of such entities.

It is not acceptable for Access Persons to accept gifts or other personal benefits of a value that may affect the recipient’s objectivity. Report an offer of an inappropriate gift immediately to the Compliance Officer. It is acceptable for Access Persons to give gifts or favours of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, involve no element of concealment.

Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of Cougar Global’s business.

b)	Fiduciary appointments should be discussed with the Compliance Officer before being accepted.

c)	If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You may not retain compensation received for services on Boards of Directors or as an officer of a corporation where you serve in the course of your employment activities with Cougar Global.

2.2	CONFLICTS OF INTEREST AT THE PRODUCT LEVEL

Cougar Global or a Sub-advisor shall execute portfolio transactions of a product managed by Cougar Global through an affiliate only if substantial savings can be obtained. Any such savings belong to the respective Cougar Global product rather than to Cougar Global or the Sub-advisor.

2.3	DISCLOSURE

If you know a conflict of interest exists or could arise, all details of the conflict of interest must be provided to the Compliance Officer immediately. If you are uncertain as to whether a conflict of interest exists or could arise, discuss the matter with the Compliance Officer.

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3	PRODUCT LEVEL ACCESS

3.1	ACCESS PERSON

a)	Every employee and director of Cougar Global should consider him/herself an Access Person unless otherwise specifically exempted by the Compliance Officer.

b)	All Access Persons are subject to special rules and restrictions with respect to trading in securities within accounts covered by the Code. Access Persons must not use any non-public information about products managed by Cougar Global for their direct or indirect personal benefit or in a manner which would not be in the best interest of the products managed by Cougar Global. That prohibition includes what is commonly called “front-running” and it is not only a breach of the Code, but is generally punishable under applicable securities legislation.

c)	Access Persons must not use their position in Cougar Global to obtain special treatment or investment opportunities not generally available to the products managed by Cougar Global or the public.

d)	Notwithstanding the above, a person who, either accidentally, incidentally or deliberately, obtains material non-public information automatically becomes an Access Person with respect to that information and automatically becomes subject to the parts of the Code relevant to that information.

e)	Access Persons must disclose all security holdings immediately upon joining Cougar Global.

3.2	PERSONAL TRADING

Cougar Global has two investment products that involve trading:

a)	Actively Managed Asset Classes of Segregated Securities: Cougar Global may enter into sub-advisory agreements with portfolio managers who select the securities that will make up an asset class. The sub-advisor has discretion over trading in these accounts. In addition, Cougar Global may from time to time advise the sub-advisor that the allocation to a specific asset class has changed, or that client cash flow requirements necessitate trading. In either case, it is the sub- advisor that initiates and manages the trading for the account.

b)	Passive Asset Classes: Cougar Global has an investment product that uses Exchange Traded Funds (ETFs) to represent asset classes. Cougar Global directly trades the ETFs when portfolios are rebalanced or to accommodate client cash flow requirements. Cougar Global conducts trades for the ETF product in accordance with its accepted Trading Policies and Procedures.

3.3	BLACKOUT PERIOD

In the event that Cougar Global enters into a sub-advisory agreement (3.2 a), Cougar Global may establish fixed cut-off dates during which personal trading for Access Persons is not permitted. Cut-off dates are communicated to all employees at the time they are

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established. Employees have no knowledge of the monthly trades prior to the cut-off date. A blackout period is set such that Access Persons are prohibited from trading in non- exempt securities three business days prior to the cut-off date and three business days after trading instructions are sent to the sub-advisors.

3.4	REPORTING REQUIREMENTS

Applicable securities legislation generally prohibits any person who has access to information concerning an investment program from purchasing or selling securities of an issuer for his or her own account where the information is used by that person for his or her own benefit or advantage. That activity is referred to as front-running and is prohibited by the Ontario Securities Commission.  The following rules apply to employees who wish to conduct personal trading in securities.

a)	Security trades must be reported in all securities except:

i.	Open-ended mutual funds;
ii.	Exchange Traded Funds;
iii.	Securities issued or guaranteed by the Government of Canada;
iv.	Securities issued or guaranteed by any Canadian Province;
v.	Securities issued or guaranteed by the Government of the United States;
vi.	Other foreign government securities;
vii.	Commodities; or
viii.	Futures, forwards and foreign exchange.

b)	Prior approval from the Chief Compliance Officer is required before trading in all securities not on the exempt list when a Restricted List is being maintained. (A Restricted List will be maintained and posted on the N drive under Compliance when a request for trading is submit from an employee to the Compliance Analyst or Officer).

c)	Approval for trades shall be valid for five business days, unless a shorter period is imposed by the Chief Compliance Officer.

d)	On a quarterly basis, a Quarterly Personal Trading Report must be submitted by all access persons regardless of whether there has been any personal trading in the quarter. All access persons shall declare their activity OR absence of activity in non-exempt securities to the Chief Compliance Officer within 30 days of every quarter-end, on the form “Quarterly Personal Trading Report” available on the N drive under Compliance. A copy of this form appears in Schedule “C” of this document.

e)	Personal trades by or on behalf of the employee’s spouse and any other member of the employee’s family who either resides in the same dwelling as the employee or derives a direct or indirect interest from the employee must follow the pre-clearance and reporting procedures outlined in the section unless such personal trades are made by an independent investment advisor pursuant to discretionary trading authority.

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4	ENFORCEMENT AND SANCTIONS

a)	When there is reason to believe an employee, director or officer of Cougar Global has violated the Code, knowingly or unknowingly, an in-depth review will be conducted by the Chief Operating Officer, the Chief Compliance Officer and President of the Corporation and/or legal counsel. As part of this process, the employee, director or officer will have an opportunity to be heard before a decision is rendered. Full cooperation in any investigations initiated by Cougar Global under the Code or by securities regulators or other competent legal authorities is mandatory.

b)	Sanctions under the Code range in severity and may include, among other things, a reprimand (orally or in writing), warnings, a reversal of any improper transaction and disgorgement of the profits from the transaction, censure, fines, demotion, suspension, dismissal, referral to the OSC or other regulatory authorities.

c)	A person or company convicted of an insider trading or “tipping” offence under applicable securities law may be subject to imprisonment for not more than two years plus a fine of not less than the profit made or loss avoided and not more than the greater of $1 million and three times the profit made or loss avoided by reason of the contravention.

d)	All employees, officers and directors of Cougar Global have a duty to report any contravention of the Code which comes to their attention and to co-operate in the investigation of possible breaches of the Code. The Compliance Officer will review on a regular basis reporting by Access Persons to ensure compliance with the personal trading procedures in the Code. Honest mistakes and omissions must be reported to the Compliance Officer immediately for remedial action.

5	REVIEW AND ADMINISTRATION

5.1	ANNUAL REVIEW

The Compliance Officer will report any violations of the Code, and the action taken by Cougar Global, to the Directors with respect to matters pertaining to the products managed by Cougar Global. The Compliance Officer may independently of management consult directly with the Advisory Council in matters where management may be involved or potentially involved.

The Compliance Officer will provide a written report, at least annually, to the Directors of Cougar Global, and to the President of Cougar Global, summarizing:

a)	compliance with the Code for the period under review;

b)	violations of the Code since the date of the previous report;

c)	sanctions imposed under the Code since the date of the previous report;

d)	whether the sub-advisors have confirmed that they have complied with the basic principles set out in Section 6 of the Code in providing investment advisory services to products managed by Cougar Global during the period under review;

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e)	changes in procedures recommended for the Code; and

f)	any other information requested by the Directors.

5.2	CODE ADMINISTRATION

Cougar Global’s Chief Compliance Officer serves as the administrator of this Code. The Compliance Officer’s duties include:

a)	Maintenance of a current list of Cougar Global Access Persons;

b)	Providing all Employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;

c)	Supervising the implementation and terms of the Code;

d)	Maintaining or supervising the maintenance of all records and reports required by the Code;

e)	Issuing, either personally or with the assistance of counsel, any interpretation of the Code which would be consistent with the objectives of the Code;

f)	Submitting an annual report to the directors of Cougar Global containing a description of any material violation, any action taken and other significant information concerning administration of the Code; and

g)	Regular reporting on Code compliance Board of Directors to the Ultimate Designated Person.

5.3	CODE AMENDMENTS AND MODIFICATIONS

This Code may be amended or modified as deemed necessary by the Management of Cougar Global.

6	SUB-ADVISORS

In order to exercise its statutory standard of care, Cougar Global will require that its sub-advisors annually certify that they will:

a)	act honestly, in good faith and in the best interests of the products managed for Cougar Global and exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances, or otherwise adhere to the standard of care required of a reasonably prudent manager in its home jurisdiction;

b)	comply with all securities laws applicable in its home jurisdiction relating to any activities carried out on behalf of the products managed for Cougar Global;

c)	require the portfolio managers and any insiders of the sub-advisor to place the interests of the investment products managed for Cougar Global first, ahead of their own interests; and

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d)	submit a report annually to Cougar Global confirming compliance with these standards in respect of the advisory services provided to the products managed for Cougar Global.

7	MEDIA AND PUBLIC STATEMENTS

All Cougar Global staff must seek approval of the Chief Investment Officer re Media Events and Public Statements.  Cougar Global staff should not discuss current picks or sub-advisors or investment strategies on specific securities that may be interpreted as recommendations. If a Cougar Global staff member has been quoted publicly indicating current actions that may influence management of the Investment Product, trade instructions contrary to that publicly stated view on a specific security will be delayed by five trading days after the statement was published. If a Cougar Global staff member has been quoted publicly, the Chief Investment Officer and Chief Compliance Officer must be notified immediately.

8	CONFIDENTIALITY

All information obtained from any person covered under the terms of the Code shall, subject to applicable law, be kept in strict confidence, except that reports of securities transactions there under will be made available to the Securities Commission or any other regulatory or self- regulatory organization to the extent required by law or regulation. Both the Compliance Officer and the Access Person are required to keep details of personal trading approval requests confidential (whether the trades are permitted or denied), subject to any legal obligation to report the trade under applicable securities legislation.

In the course of conducting its business Cougar Global must obtain and use certain personal information relating to clients. To ensure the privacy of its clients, Cougar Global will conduct its business in accordance with the following principles:

a)	Personal information that is collected and retained will be considered to be confidential, and proper safeguards will be employed to protect that confidentiality.

b)	Every reasonable effort will be made to ensure that personal information collected, used, retained or disclosed is accurate, relevant, timely and complete. A client will be encouraged to correct, clarify or update personal information in a timely fashion.

c)	Without the client’s express written consent, Cougar Global, its employees, licensed representatives, officers or directors will not permit inappropriate access to, or disclosure of a client’s personal information to any person, except as may be required by legal process, or statutory authority.

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SCHEDULE “A” – ACKNOWLEDGMENT BY EMPLOYEE OF RECEIPT OF COUGAR GLOBAL CODE OF ETHICS AND CONDUCT

To:	Cougar Global Investments 357 Bay Street, Suite 1001 Toronto, ON M5H 2T7

I hereby acknowledge receipt of a copy of the Cougar Global Code of Ethics and Conduct (the “Code”), which I have read and understand. I will comply fully with all provisions of the Code to the extent they apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years:

1.	been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanour involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;

2.	been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules;

3.	been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by a securities commission, any federal or provincial or foreign jurisdiction’s regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; and

4.	been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud.

I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Cougar Global’s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

Signature	Printed Name

Date

September 27, 2013	17

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “A” – ACKNOWLEDGMENT BY EMPLOYEE OF RECEIPT OF COUGAR GLOBAL CODE OF ETHICS AND CONDUCT – FOR PRINT

To:	Cougar Global Investments 357 Bay Street, Suite 1001 Toronto, ON M5H 2T7

I hereby acknowledge receipt of a copy of the Cougar Global Code of Ethics and Conduct (the “Code”), which I have read and understand. I will comply fully with all provisions of the Code to the extent they apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years:

1.	been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanour involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;

2.	been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules;

3.	been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by a securities commission, any federal or provincial or foreign jurisdiction’s regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; and

4.	been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud.

I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Cougar Global’s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

Signature	Printed Name

Date

Please return this copy, duly executed and dated, to the Copliance Analyst. Thank you.

September 27, 2013	18

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “B” – COMPLIANCE STAFF

Compliance Officer: Direct Line	Deborah Frame (416) 840-8564

Compliance Analyst: Direct Line	Catherine Dorna (416) 840-8569

September 27, 2013	19

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “C” – SUB-ADVISORS’ ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

FOR ALL SUBADVISORS OF COUGAR GLOBAL INVESTMENT LIMITED:

As required under the COUGAR GLOBAL CODE OF ETHICS AND CONDUCT for the period January 1 through December 31, 2012.

I hereby certify and acknowledge that my firm will:

1.	act honestly, in good faith and in the best interests of the products managed for Cougar Global and exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances, or otherwise adhere to the standard of care required of a reasonably prudent manager in its home jurisdiction;

2.	comply with all securities laws applicable in its home jurisdiction relating to any activities carried out on behalf of the products managed for Cougar Global;

3.	require the portfolio managers and any insiders of our firm to place the interests of the investment products managed for Cougar Global first, ahead of their own interests; and

4.	submit a report annually to Cougar Global confirming compliance with these standards in respect of the advisory services provided to the products managed for Cougar Global.

Signature	Printed Name

Firm	Title

Date

September 27, 2013	20

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “D” – QUARTERLY PERSONAL TRADING REPORT

TO:  Catherine Dorna, Sr. Investment & Compliance Analyst

FROM:
(name)
DATE:

PERIOD OF REPORT: Q4 2012

TRADES MADE WITHIN REPORTING PERIOD

NO _________     YES _________     (If yes, please complete the following)

NAME OF ISSUER	SHARE CLASS	P*	S*	O*	SETTLEMENT DATE

*PLEASE IDENTIFY IF TRADE WAS A PURCHASE, SALE OR OTHER BY MARKING AN X IN THE APPROPRIATE COLUMN.
P=PURCHASE                                                      S=SALE                                        O=OTHER

The foregoing trades were all completed in compliance with Cougar Global Investment Limited Trading Policy.

________________________________________
Signature of Employee

September 27, 2013	21

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “E” – ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT OF CODE OF ETHICS

I understand that under the provisions of the Cougar Global Code of Ethics and Conduct I am classified as (check either) _____  an Access Person (sign both sections below) or___a Non Access Person (sign the top section below).

For ALL EMPLOYEES:

Cougar Global Code of Ethics and Conduct annual certification and acknowledgement for the period of January 1 through December 31, 2012:

I hereby certify and acknowledge that:

1.	I have read and understand the Cougar Global Code of Ethics and Conduct and I agree to abide by it;

2.	I have not violated any of Cougar Global’s policies and procedures contained in the Cougar Global Code of Ethics and Conduct;

3.	I have not traded on accidentally, incidentally or deliberately obtained non-public information;

4.	I have not been subject to any disciplinary action by the Ontario Securities Commission, any provincial regulatory authority, self-regulatory organization or foreign regulatory authority, nor have I been charged in any legal proceeding with conduct that would constitute a basis for disciplinary action by a securities regulatory body; and

5.	I understand that violation of the Cougar Global Code of Ethics and conduct will result in sanction(s).

Signature	Printed Name

Date

For ACCESS PERSONS only - You must sign and date the declaration below.

Trading declaration: I hereby declare that all securities that fall under the provisions of the Cougar Global Code of Ethics and Conduct and that were traded during the above indicated review period for my personal account or for any account in which I, or an immediate family member residing in my household have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations and any account for which trading authority has been delegated to me, have been reported to Cougar Global’s Compliance Analyst during the period.

Signature	Printed Name

Date

September 27, 2013	22

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “F” – REPORT OF INITIAL DISCLOSURE OF SERVICE ON CORPORATE BOARDS

This report sets forth the name of each organization for which you serve as a director or other fiduciary, including privately held or mutual corporations.

Name of Corporation	First Year of Service	Address

To the best of my knowledge, I have disclosed all of my service on corporate boards.

Signature	Printed Name

Date

September 27, 2013	23

Cougar Global Investments	Code of Ethics and Conduct

SCHEDULE “G” – REPORT OF INITIAL DISCLOSURE OF SERVICE ON NON-PROFIT BOARDS

This report sets forth the name of each organization for which you serve as a director or other fiduciary, including such as schools, churches, mosques, synagogues, industry organizations or similar not-for-profit boards.

Name of Organization	First Year of Service	Address

To the best of my knowledge, I have disclosed all of my service on non-profit boards.

Signature	Printed Name

Date

September 27, 2013	24